                                  EXHIBIT 99.1


                          [BANK OF NEW YORK LETTERHEAD]

                                BANK OF NEW YORK

                              Officer's Certificate

                          -----------------------------
                                February 21, 2006



MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080

              PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE

The undersigned, Thomas J. Bogert, the Vice President-Manager of The Bank of New York, a New York corporation (the "Trustee"), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated November 5, 2004 between Merrill Lynch Depositor, Inc. as depositor (the "Depositor") and the Trustee, as trustee and securities intermediary (the "Securities Intermediary"), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each series of trust certificates listed in the attached schedule.




                                    Very truly yours,

                                    BANK OF NEW YORK


                                    By: /s/ Thomas J. Bogert
                                        ------------------------
                                    Name:  Thomas J. Bogert
                                    Title: Vice President

                                    SCHEDULE


PPLUS Trust Series GSC-3
PPLUS Trust Series LMG-4



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